PRUDENTIAL-BACHE UTILITY FUND, INC.

                                     EXHIBIT
                           AVERAGE ANNUAL TOTAL RETURN
                                   CALCULATION

                  ERV = P * (1 + T)^n

P = hypothetical initial payment of $1,000.00

T = average annual total return

n = number of years

ERV = ending redeemable value

================================================================================

                     1 Year                 5 Year            Inception

  P =            $1,000.00              $1,000.00              $1,000.00

  n =                    1                      5                    7.4

ERV =            $1,184.55              $2,733.25              $3,924.22

  T =                18.45%                 22.27%                 20.29%



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                             PRUDENTIAL UTILITY FUND

                                     EXHIBIT
                           AVERAGE ANNUAL TOTAL RETURN
                                   CALCULATION
                                 CLASS A SHARES

                  ERV = P * (1 + T)^n

P = hypothetical initial payment of $1,000

T = average annual total return

n = number of years

ERV = ending redeemable value

================================================================================

                   Inception

  P =              $1,000.00

  n =                    .94

ERV =               $ 940.23

  T =                  -5.98%